Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Jim Spangler, jim.spangler@navistar.com, 331-332-5833
Investor contact:	Marty Ketelaar, marty.ketelaar@navistar.com, 331-332-2706
Web site:	www.Navistar.com/news

NAVISTAR ANNOUNCES TENDER OFFER AND CONSENT

SOLICITATION OF OUTSTANDING SENIOR NOTES

LISLE, Ill. — October 20, 2017— Navistar International Corporation (NYSE: NAV) today announced the commencement of a cash tender offer for any and all of its outstanding 8.25% Senior Notes due 2021 (the “Notes”). The tender offer is being made pursuant to an Offer to Purchase and Consent Solicitation Statement and the accompanying Consent and Letter of Transmittal (the “Offer Documentation”), each dated October 20, 2017. The offer will expire at 11:59 p.m., New York City time, on November 17, 2017, unless extended or earlier terminated (the “Expiration Time”).

Holders who validly tender (and do not validly withdraw) their Notes on or prior to 5:00 p.m., New York City time, on November 2, 2017 (the “Early Tender Expiration”), and whose Notes are accepted for payment, will receive total consideration equal to $1,003.80 per $1,000 principal amount of the Notes (the “Total Consideration”), together with accrued and unpaid interest on the Notes, if any, from the last interest payment date up to, but not including, the early settlement date. The Total Consideration includes an early tender premium of $30 per $1,000 principal amount of the Notes. Holders who tender Notes on or prior to 5:00 p.m., New York City time, on November 2, 2017 (the “Withdrawal Time”) may withdraw such tender at any time on or prior to the Withdrawal Time. Tenders of Notes may not be withdrawn after the Withdrawal Time, even with respect to Notes tendered after the Withdrawal Time, except in certain limited circumstances where additional withdrawal rights are required by law.

Holders who validly tender (and do not validly withdraw) their Notes after the Early Tender Expiration, but on or prior to the Expiration Time, and whose Notes are accepted for payment, will receive the tender consideration equal to $973.80 per $1,000 principal amount of the Notes (the “Tender Consideration”), together with accrued and unpaid interest on the Notes, if any, from the last interest payment date up to, but not including, the final settlement date. Holders of Notes who tender after the Early Tender Expiration will not receive the early tender premium.

As part of the tender offer, the company is also soliciting consents from the holders of the Notes for certain proposed amendments that would, among other things, eliminate substantially all restrictive covenants contained in the indenture governing the Notes and reduce the minimum optional redemption notice period for the Notes from 30 days to 5 days. Adoption of the proposed amendments with respect to the Notes requires the consent of the holders of a majority of the outstanding principal amount of the Notes. Holders who tender their Notes will be deemed to consent to the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their Notes in the tender offer. The tender offer and consent solicitation are subject to customary closing conditions, including, among other things, a financing condition and the receipt of the required consents to amend and supplement the indenture governing the Notes (as more fully described in the Offer Documentation).

Provided that the conditions to the tender offer have been satisfied or waived, the company will pay for the Notes purchased in the tender offer, together with accrued and unpaid interest, on either the early settlement date or the final settlement date, as applicable. Holders of the Notes that have been validly tendered and accepted by the company prior to the Early Tender Expiration will receive the Total Consideration and will be paid on the early settlement date, which is expected to be promptly after satisfaction of the closing conditions and the Early Tender Expiration. Holders of the Notes that have been validly tendered and accepted by the company after the Early Tender Expiration, but prior to the Expiration Time, will receive only the Tender Consideration, and will be paid on the final settlement date, which is expected to be promptly after the Expiration Time.

On the early settlement date, the company intends to issue a notice of redemption for all Notes that remain outstanding following the early settlement date. The redemption price for the Notes will be 100.000% of the aggregate outstanding principal amount thereof, plus accrued and unpaid interest, if any, through the redemption date. The redemption date is expected to occur on or about November 13, 2017. Neither this press release nor the Offer Documentation constitute a notice of redemption or an obligation to issue a notice of redemption.

In connection with the Tender Offer and Consent Solicitation, as announced on October 20, 2017, Navistar is seeking to refinance its $1.0 billion senior secured term loan credit facility, subject to market and other conditions. The company also intends to complete a capital markets debt offering of new notes such that the net proceeds from such offering, together with a portion of the net proceeds from the refinancing of its senior secured credit facility, are sufficient funds to pay the Total Consideration for all tendered Notes and delivered consents plus all related fees and expenses. The refinancing of the senior secured credit facility and the issuance of new notes are together referred to as the “Refinancing Transactions.” The consummation of the Refinancing Transactions is not conditioned upon the completion of, or reaching any minimum threshold with respect to, the Tender Offer nor the receipt of the Requisite Consents.

This press release is for informational purposes only, and does not constitute an offer to buy or the solicitation of an offer to sell with respect to any securities. The tender offer and consent solicitation are only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The tender offer and consent solicitation are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the company, the dealer manager, the solicitation agent, the information agent, the tender agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consent to the proposed amendments.

The company has retained J.P. Morgan Securities LLC to act as sole dealer manager and solicitation agent for the tender offer and consent solicitation and D.F. King & Co., Inc. to act as information agent and tender agent for the tender offer. Requests for documents may be directed to D.F. King & Co., Inc. at (866) 751-6317 (toll free) or (212) 269-5550 (collect) or email nav@dfking.com. Questions regarding the tender offer or consent solicitation may be directed to J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-3260 (collect).

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Cautionary Statement Concerning Forward-Looking Statements

Information provided and statements contained in this release that are not purely historical fact are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this release and the company assumes no obligation to update the information included in this release other than as required by the federal securities laws. Such forward-looking statements include those regarding the consummation of the tender offer and consent solicitation, as well as the planned redemption of the company’s outstanding 8.25% Notes due 2021. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the fiscal year ended October 31, 2016. Although the company believes that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by the company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for its ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.